IQST – IQSTEL Reports Record Q3 2025 Results: $102.8 Million Quarterly Revenue, 42% Sequential Growth, and Strengthened Balance Sheet

IQSTEL Reports $12.23 in Assets per Share and $4.66 in Equity per Share, Reinforcing One of the Strongest Balance Sheets Among Emerging Tech Corporations on NASDAQ — Company Plans to Distribute a $500,000 Dividend in Shares by December 31, 2025

New York, NY – November 14, 2025 – IQSTEL Inc. (NASDAQ: IQST), a Global Connectivity, AI, and Digital Corporation, today announced its financial results for the third quarter ended September 30, 2025, delivering record revenue growth, solid profitability metrics, and further strengthening its balance sheet as it continues executing its expansion strategy.

Q3 2025 Financial Highlights

• Revenue (Q3 2025): $102.8 million vs. $72.1 million in Q2 2025 (+42% QoQ) and compared to $54.2 million in Q3 2024 (+90% YoY)

• Revenue (9 months ended Sept 30): $232.6 million vs. $184.3 million in 2024 (+26% YoY)

• Gross Revenue: $118.5 million (including $15.7 million intercompany revenue, highlighting strong subsidiary synergy)

• Adjusted EBITDA (Q3 2025): $683,189 (Telecom: $604,514 | Fintech: $78,675)

• Revenue Run Rate: $411.5 million

• Adjusted EBITDA Run Rate: $2.73 million

• Assets: $46.8 million ($12.23 per share) as of September 30, 2025

• Stockholders’ Equity: $17.8 million ($4.66 per share) as of September 30, 2025 which represent an increase of 50.02% with respect to $11.9 million as of December 31, 2024

• Shares Outstanding: 3,832,470 as of September 30, 2025

IQSTEL reaffirms it is on track to achieve its full-year 2025 revenue forecast of $340 million, driven by sustained organic growth across its Telecom, Fintech, Artificial Intelligence (AI), and Cybersecurity divisions.

The company maintains a strong balance sheet with no dilutive debt, no convertible notes, and no warrants outstanding.

Q3 2025 Strategic Highlights

•       Acquisition of Globetopper (51% Ownership):

Strengthens IQSTEL’s global footprint and establishes a revenue mix of approximately 80% Telecom and 20% Fintech, enhancing diversification and profitability.

•       Debt-Free Status:

IQSTEL confirms it is a dilutive debt-free company, with no convertible notes and no warrants outstanding, providing shareholders with a clean, efficient capital structure.

•       Partnership with Cycurion (NASDAQ: CYCU):

IQSTEL and Cycurion agreed to exchange $1 million in shares, forming a sibling-company alliance to develop next-generation AI-driven cybersecurity solutions.

Both companies will distribute $500,000 in shares as dividends to their shareholders before December 31, 2025.

Thanks to this strategic partnership, IQSTEL is adding Cybersecurity services to its expanding portfolio, reinforcing its position as a Global Connectivity, AI, and Digital Services Corporation.

•       AI-Powered Call Center Services Launched:

IQSTEL successfully launched its AI-driven Call Center Services – www.contactcenter.iqstel.com – powered by its proprietary AI engine IQ2Call.ai, developed internally by the company’s AI division.

Strategic Vision: Building a Global Connectivity, AI & Digital Services Corporation

IQSTEL’s long-term strategy is to be recognized as a Global Connectivity, AI, and Digital Services Corporation.

With a presence in 21 countries, the company has built a solid business platform, selling hundreds of millions of dollars in services to over 600 of the largest telecom operators around the world.

IQSTEL is now leveraging this global business platform to expand into high-tech, high-margin verticals — including Fintech, Artificial Intelligence, and Cybersecurity.

The trust, relationships, and infrastructure IQSTEL has built are difficult to replicate, giving the company a powerful competitive advantage to continue scaling profitably.

CEO Commentary

“Our third quarter results highlight not only our consistent growth but the strength of the company’s fundamentals,” said Leandro Iglesias, CEO of IQSTEL.

“With $12.23 in assets per share and $4.66 in equity per share, IQSTEL is financially stronger than ever. We remain deeply committed to increasing shareholder value through profitable growth, innovation, and disciplined execution.”

Our business model is proven. Our operating businesses have generated positive adjusted EBITDA and positive net income for several quarters in a row, demonstrating sustained operational profitability. While our rapid expansion required financing that temporarily affected consolidated results, these costs have been amortized in a short period. Having reached critical mass, IQSTEL’s bottom line is now beginning to accelerate — and investors should expect this profitability trend to strengthen in the coming quarters.

Iglesias added:

“After becoming a dilutive debt-free company and achieving record revenue growth, IQSTEL is now in the best business and corporate shape in its history to reach our $15 million EBITDA target in 2026. We are building the foundation for a billion-dollar global corporation — one quarter at a time.”

Looking Ahead

IQSTEL remains fully on track to achieve its 2025 revenue forecast of $340 million and has already announced an organic revenue forecast of $430 million for 2026, representing 26% year-over-year organic growth.

With a revenue run rate above $400 million, zero dilutive debt, and a solid equity position, IQSTEL continues its transformation into one of the fastest-growing technology corporations listed on Nasdaq — combining Connectivity, AI, Fintech, and Cybersecurity into one powerful global platform.

Thanks to its strong balance sheet, explosive revenue growth, and its strategic position in both the telecommunications and technology markets, IQSTEL could become an attractive acquisition target for larger industry players seeking expansion in high-growth digital and AI-driven sectors.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, and Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com